UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2005

UNION DRILLING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51630	16-1537048
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Union Drilling, Inc. South Pittsburgh Technology Park 3117 Washington Pike Bridgeville, Pennsylvania		15017
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (412) 257-9390

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of December 31, 2005, W. Henry Harmon resigned from the Company’s Board of Directors.

Effective as of January 1, 2006, the Company’s Board of Directors appointed Thomas M. Mercer, Jr., to the Company’s Board of Directors. Mr. Mercer will serve on the Audit Committee of the Board of Directors, replacing Thomas H. O’Neill, Jr.

Item 7.01.	Regulation FD Disclosure.

On January 5, 2006, the Company issued a press release announcing the resignation of W. Henry Harmon from the Board of Directors of the Company and announcing the appointment of Thomas M. Mercer, Jr. to the Board of Directors, as described in Item 5.02. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.
  The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated January 5, 2006 announcing the resignation of W. Henry Harmon from the Board of Directors and the appointment of Thomas M. Mercer, Jr. to the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2005	UNION DRILLING, INC
	By:	/s/ Christopher D. Strong
Christopher D. Strong President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 5, 2006 announcing the resignation of Henry Harmon from the Board of Directors and the appointment of Tom Mercer to the Board of Directors.